UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2010

DIATECT  INTERNATIONAL  CORPORATION
(Exact name of registrant specified in charter)

California	0-10147	82-0513509
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Industrial Parkway,  Heber City, Utah 84032
(Address of principal executive offices)  (Zip Code)

(435) 654-4370
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.

Diatect has been aggressively seeking additional working capital throughout the recent economic downturn in order to fund its operations. As a result of these efforts, the company identified a potential investor group, negotiated a major financing arrangement, and entered into signed contracts In March 2010.  Unfortunately, the investor group has yet to fulfill its funding obligation.  Due to this delay in funding and the lack of operating revenue, Diatect has not been in the position to remain current with its debt obligations and as a result, the company has received notification on June 3, 2010 of foreclosure from its secured lender.
If Diatect does not make a payment of $776,431.83 to the secured creditor within the next three weeks, the creditor will take possession of all the assets of the company for liquidation.  Every effort is now being made to convince the investor group to perform on its funding obligation and thus prevent the foreclosure.   If this financing transaction does not close by the end of June, the foreclosure will take place and Diatect will be forced to cease all operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diatect International Corporation

Date: June 9, 2010	By:	/s/ F Patrick Carr
F Patrick Carr
President and Chief Executive Officer